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                                                                    Exhibit 4.19

               Form of Letter to Common Stockholders (Beneficial)

                            AUREAL SEMICONDUCTOR INC.
                                 RIGHTS OFFERING

To Our Clients:

        Enclosed for your consideration is a prospectus, dated April ____, 1999 (the "Prospectus"), and an instruction form (the "Instruction Form") relating to the rights offering by Aureal Semiconductor Inc. (the "Company") of rights to purchase shares of its common stock, par value $0.001 per share ("Common Stock"), to holders of record ("Holders") of Common Stock on _________, 1999 (the "Record Date").

        Pursuant to the rights offering, each Holder is entitled to purchase one share of Common Stock for every ___ shares of Common Stock held by such Holder on the Record Date at the subscription price of $0.60 per share (the "Basic Subscription Privilege"). Holders are entitled to subscribe for all or any portion of the shares underlying their Basic Subscription Privilege.

        Holders also have the right (the "Over-Subscription Privilege"), subject to proration, to subscribe for shares of the Common Stock available after satisfaction of all subscriptions pursuant to Basic Subscription Privilege ("Excess Shares"), at the subscription price of $0.60 per share. If there are insufficient Excess Shares to satisfy all exercised Over-Subscription Privileges, Excess Shares will be allocated pro rata among all the holders exercising Over-Subscription Privileges, in proportion to the number of shares each such holder has purchased pursuant to his or her respective Basic Subscription Privilege. A Holder's election to exercise the Over-Subscription Privilege must be made at the time such Holder exercises the Basic Subscription Privilege in full.

        The materials enclosed are being forwarded to you as the beneficial owner of shares of Common Stock carried by us in your account but not registered in your name. Exercises of subscription rights may only be made by us as the Holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to subscribe for any Shares for which you are entitled to subscribe for pursuant to the terms and conditions set forth in the enclosed Prospectus. HOWEVER, WE URGE YOU TO READ THESE DOCUMENTS CAREFULLY BEFORE INSTRUCTING US TO EXERCISE ANY SUBSCRIPTION RIGHTS.

        Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise the subscription rights on your behalf in accordance with the provisions of the rights offering. The rights offering will expire at 5:00 p.m., Eastern Daylight Savings Time, on __________, 1999, unless extended by the Company in its sole discretion. ONCE YOU HAVE EXERCISED YOUR SUBSCRIPTION RIGHTS, YOU MAY NOT REVOKE YOUR ELECTION FOR ANY REASON.




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        If you wish to have us exercise, on your behalf, your right to purchase shares of Common Stock for which you are entitled to subscribe, please so instruct us by completing, executing, detaching and returning to us, and not the Subscription Agent, the attached Instruction Form along with proper payment for the number of shares for which you are subscribing at the subscription price.

          ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE OFFERING SHOULD BE DIRECTED TO CHASEMELLON SHAREHOLDER SERVICES, L.L.C., AT THE FOLLOWING TELEPHONE NUMBER: (800) 684-8823.






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                            Aureal Semiconductor Inc.

                   Instructions To Subscribe for Common Stock
                           Pursuant to Rights Offering

        The undersigned acknowledges receipt of your letter and the enclosed materials referred to therein relating to the offering of rights to purchase shares of common stock, par value $0.001 (the "Common Stock"), of Aureal Semiconductor Inc. (the "Company").

        This will instruct you on whether to purchase the Common Stock distributed with respect to the Company's Common Stock held by you for the account of the undersigned, pursuant to the terms and conditions set forth in the Prospectus.

        box 1. [ ] Please do not exercise my rights to purchase shares of Common
                   Stock of the Company.

        box 2. [ ] Please exercise my rights to purchase _______ shares of the
                   Common Stock of the Company as set forth below:


                                  NUMBER OF     SUBSCRIPTION
                                    SHARES         PRICE            PAYMENT
                                ------------------------------------------------------------
        Basic Subscription
        Privilege:                              X    $0.60          =  $           (Line 1)

        Oversubscription
        Privilege:                              X    $0.60          =  $           (Line 2)

        TOTAL PAYMENT REQUIRED                                      =  $           (Sum of
                                                                                   Line 1 and
                                                                                   Line 2)

        Payment in the following amount is enclosed: $____________________

                                             Signature(s) of Beneficial Owner:

        Date: _______________________        _________________________________

        Address: ____________________        Print Name:______________________

        _____________________________        Title or Capacity:_______________
                                                   (if applicable)
Telephone (day):_________________________

      (evening):_________________________